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                                                                   EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
CT Communications, Inc.:

As independent public accountants, we hereby consent to the inclusion in the Registration Statements (Registration Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895 and 333-77323) of CT Communications, Inc. of
our reports dated February 2, 2001, with respect to the financial statements of the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, and South Carolina RSA No. 9 Cellular General Partnership, included in CT Communications' Form 10-K/A Amendment No. 2 for the year ended December 31, 2000. Such partnership financial statements are not included separately in CT Communications' Form 10-K/A Amendment No. 2.


                                             /s/  ARTHUR ANDERSEN LLP
                                             ----------------------------------
                                             ARTHUR ANDERSEN LLP

Little Rock, Arkansas
December 18, 2001